Exhibit 99.1

CQENS Technologies Inc. and Barker Group’s Firebird Manufacturing LLC Form Joint Venture to Launch Non-Combusting Inhalable Hemp/CBD Consumer Product

August 17, 2021 — CQENS Technologies Inc. (“CQENS”), an inventor, developer and designer of innovative, inhalation technologies, and Firebird Manufacturing LLC (“Firebird”), an experienced manufacturer and distributor of smokable products, including hemp and tobacco, today announced that they have reached an agreement to form a joint venture and launch a Heat- not-Burn (“HnB”) hemp/CBD product in the United States.

CQENS, headquartered in Minneapolis MN with research and development facilities in Silicon Valley CA, is the inventor and developer of intellectual property related to technologies and formulations suited to inhaled delivery. Its innovative methods are designed to heat plant-based consumables to produce aerosols for the inhalation of the plant constituents without the accompanying byproducts of combustion. The Company has 51 US and international patents and pending patents. Recently, it has developed, produced and successfully tested a series of fully functional prototypes of its proprietary HnB system.

Firebird is a part of The Barker Group of Companies (“Barker”), South Boston, VA. Barker is involved in the processing, manufacturing and distribution of tobacco from “seed through shelf,” principally in the US. From planting the seeds, through growing, processing, manufacturing, and finally placing the finished product on the shelf, Barker has the necessary permits and facilities to support fully legal and regulatory compliant hemp and tobacco activity in the US. Barker’s business interests have recently expanded to include hemp and CBD products. The Barker Group includes Cherokee Tobacco Company (“CTC”), the exclusive national distributor of Cherokee and Palmetto cigarettes, Cherokee and Arrowhead pipe tobacco, Cherokee and Virginia Heritage filtered cigars, the full line of Pure HempSmokes, Piedmont Blue CBD products, and AHP hemp pre-rolls. The Barker Group distributes its products to over 130,000 US retail locations.

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The Joint Venture will be owned 50/50 by CQENS and Firebird. CQENS will license its intellectual property to the JV, receiving a 10 % royalty on direct consumable sales and will be responsible for designing and coordinating the manufacture of an HnB device exclusively conformed to heat but not combust hemp/CBD. Firebird will be responsible for manufacturing the hemp/CBD consumable and distributing both the device and consumables to the retail locations where the product can be lawfully sold.

Alexander Chong, Chairman and CEO of CQENS, stated, “We’re pleased to make this announcement and enthused with the opportunity to partner with Jay Barker and his affiliated companies in this initiative. I’m also pleased to announce that Jay has agreed to join the CQENS Board of Directors where we will benefit from his experience and expertise as we continue to develop and commercialize our technologies.”

Jay Barker, CEO of the Barker Group’s companies, commented, “CQENS has shown us technologies and prototypes derived from its IP that we believe are groundbreaking, best in class and represent the future of hemp, cannabis and tobacco. As an organization, we’re committed to make the necessary investments to design and build the manufacturing equipment required to make the consumables. I am also pleased to accept the appointment to the CQENS’ board and to make a personal investment as well.” Consistent with the formal organization of the JV entity, Barker agreed to invest in CQENS at $10.00 USD per share and accept an appointment to CQENS’ Board of Directors.

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CQENS’ common stock does not trade on any exchange or public market, but the Corporation does file quarterly and audited annual financial statements with the US Securities and Exchange Commission. The Company filed its most recent 10Q, for the three months ended June 30, 2021 on August 13, 2021. As of that date, the Company had 25,648,045 shares outstanding and 131 shareholders of record.

Cautionary Statements Regarding Forward Looking Information

This Announcement includes forward-looking statements that relate to future events and involve known and unknown risks, uncertainties and other factors that may cause these actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “likely,” “aim,” “will,” “would,” “could,” and similar expressions or phrases identify forward-looking statements. The Company has based these forward-looking statements largely on our current expectations. There can be no assurance that the JV entity described in the announcement will be formally organized or will operate as successfully as the parties intend. The business opportunity outlined in this Announcement is subject to compliance with multiple rules and regulations of various states in which the to-be-developed products are to be sold. There are no assurances that the parties will successfully launch that product described herein. These forward-looking statements speak only as of the date of this Announcement. Except for the Company’s ongoing obligations to disclose material information under US Federal securities laws, the Company undertakes no obligation to release publicly any revisions to any forward- looking statements, to report events or to report the occurrence of unanticipated events.

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